EXHIBIT (10)(b)

OPINION AND CONSENT OF ACTUARY

[Transamerica Financial Life Insurance Company Letterhead]

April 1, 2005

Transamerica Financial Life Insurance Company

4333 Edgewood Road NE

Cedar Rapids, Iowa 52499-0001

Re:	Separate Account VA BNY
Registration on Form N-4 SEC File No. 33-83560

Dear Sir/Madam:

With regard to the above registration statement, I have examined such documents and made such inquiries as I have deemed necessary and appropriate, and on the basis of such examination, have the following opinions:

Fees and charges deducted under the Transamerica Landmark NY policy are those deemed necessary to appropriately reflect:

(1)	the expenses incurred in the acquisition and distribution of the policies,

(2)	the expenses associated with the development and servicing of the policies,

(3)	the assumption of certain risks arising from the operation and management of the policies and/or riders to the policy and that provides for a reasonable margin of profit.

Fees and charges assessed against the policy values in the variable account include:

(i)	Service Charge and Administrative Charge

(ii)	Mortality and Expense Risk Fee (M&E)

(iii)	Taxes (including premium and other taxes if applicable)

(iv)	Surrender Charge

(v)	Any applicable rider fees or charges

Transamerica Financial Life Insurance Company

April 1, 2005

The magnitude of each of the individual charges listed above in (i) through (v) is established in the pricing of the Transamerica Landmark NY Variable Annuity, to achieve a reasonable Return on Investment (ROI), which is within the range of industry practice with respect to comparable variable annuity products.

Except by coincidence, it is not expected that actual charges assessed in a given year would exactly offset actual expenses incurred. Acquisition expenses (as well as major product and/or systems development expenses) are incurred “up front” and recovered, with a reasonable profit margin, through future years’ charges. In addition, the company cannot increase certain charges under the policies in the pricing process.

Therefore, in my opinion, the fees and charges deducted under the policies, in the aggregate, are reasonable in relation to the services rendered, the expenses expected to be incurred, and the risks assumed by the company.

I hereby consent to the use of this opinion, which is included as an Exhibit to the Registration Statement.

/s/ Tim Bennett
Tim Bennett, ASA, MAAA Assistant Actuary Transamerica Financial Life Insurance Company